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                                                                    EXHIBIT 99.1

[eSOFT LOGO]


FOR IMMEDIATE RELEASE

Contacts:

Casey Jones or Robyn Phipps               Amy Beth Hansman
Metzger Associates                        eSoft Inc.
303-786-7000                              303-444-1600 ext. 224
cjones@metzger.com                        ahansman@esoft.com
robyn@metzger.com


                            ESOFT COMPLETES FINANCING



BROOMFIELD, Colo., June 11, 1999 -- eSoft Inc. (NASDAQ Small Caps: ESFT), the company that develops Internet access solutions for small businesses, today announced it has received an aggregate of $3.5 million from two private placements -- $500,000 from a placement of 156,250 shares of common stock and $3,000,000 from a placement of convertible subordinated debentures. Under the debenture agreement, the investor has the option to invest up to an additional $5 million in convertible debentures in two additional tranches. Under certain circumstances, the Company may require the investor to purchase $2 million of additional debentures.

The debenture financing consists of an initial $3 million of 5% convertible subordinated debentures due in June 2002. Interest is payable in cash or, at the Company's option, in shares of common stock. The debentures are convertible at any time at the investor's option into a fixed number of shares of eSoft common stock at $3.9125 per share, subject to certain antidilution provisions and adjustments. The investor also received warrants to purchase 766,773 shares of common stock with an exercise price of $4.4994 per common share. The warrants have a three year term. The Company has the ability, under certain circumstances, to obligate the investor to convert the debentures into common stock and to exercise the warrants.

As part of the debenture financing, the investor has the option to purchase an additional $5 million of debentures, together with associated warrants, in two subsequent tranches. Under certain circumstances, the Company may require the investor to purchase $2 million of additional debentures, which would be convertible at $3.9125 per share, together with warrants to purchase 511,182 shares of common stock with an exercise price of $4.4994 per common share. The third tranche of $3 million of debentures would be convertible at the lower of
(i) the Company's then current market price or (ii) $5.50, but in no event less than $3.9125 per share. The third tranche of debentures would be accompanied by warrants with an exercise price of 115% of the third tranche debenture conversion price. A.G. Edwards & Sons, Inc. acted as the placement agent for the debentures.

As part of the private placements, the Company has agreed to file a form S-3 Registration Statement with the Securities and Exchange Commission relating to the resale of the common stock issued in the completed private placement and issuable upon the conversion of the debentures or the exercise of the warrants.

The securities offered in these two private placements have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


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ABOUT eSOFT INC.
eSoft Inc. was founded in 1984 with headquarters in Broomfield, Colo. eSoft provides a family of Internet appliances and services that enable small to medium-sized business to harness the full power of the Internet. The TEAM Internet family of products is designed for businesses with up to 200 workstations and provides low-cost, LAN-to-Internet connectivity and includes a range of features, including e-mail, Web browsing, firewall security, a Web server, remote access and virtual private network (VPN) functionality. Contact eSoft at 295 Interlocken Blvd., #500, Broomfield, Colo., 80021, USA; 303-444-1600 phone; 303-444-1640 fax; www.esoft.com. TEAM Internet is a registered trademark of eSoft Inc.

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This release does not explain all of the details of the private placements described herein, and investors should read the Current Report on Form 8-K to be filed with the Securities and Exchange Commission regarding the financings to obtain additional information. In addition, statements made in this Press Release that are not historical or current facts are "forward-looking statements" made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 ("The Act") and Section 21E of the Securities Exchange Act of 1934. These statements often can be identified by the use of terms such as "may," "will," "expect," "believes," "anticipate," "estimate," "approximate" or "continue," or the negative thereof. The Company intends that such forward-looking statements be subject to the safe harbors for such statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond the control of the Company that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, and failure to gain product approval in foreign countries and failure to capitalize upon access to new markets. Additional risks and uncertainties which may affect forward-looking statements about the Company's TEAM Internet business and prospects include risks associated with the integration of the recently acquired Apexx Technology Inc., the possibility that a competitor will develop a more comprehensive or less expensive TEAM Internet solution, delays in market awareness of eSoft and its products, possible delays in eSoft's marketing strategy, all of which could have an immediate and material adverse effect by placing eSoft behind its competitors. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

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